Exhibit 8.1


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               Nw York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001



                                                  New York, New York
                                                  November 17, 1997


          ICG Communications, Inc.
          9605 E. Maroon Circle
          P.O. Box 6742
          Englewood, Colorado 80112-6742

          ICG Funding, LLC
          9605 E. Maroon Circle
          P.O. Box 6742
          Englewood, Colorado 80112-6742

               Re:  Registration Statement on Form S-3
                    ----------------------------------


          Ladies and Gentlemen:

                    Reference is made to the prospectus, (the
          "Prospectus"), which constitutes part of the registration statement on Form S-3 ("Registration Statement"), to be filed by ICG Communications, Inc. and ICG Funding, LLC ("Funding") with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of, among other things, Exchangeable Limited Liability Company Preferred Securities ("Preferred Securities") of Funding.

                    We are of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax considerations that may be relevant to the prospective purchasers of the Preferred Securities.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus under the caption "Certain United States Federal Income Tax Consequences.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP